Exhibit 13.2

Today I am honored to invite you to become an owner Rise Companies Corp., the parent company of Fundrise, through the first-ever internet public offering (The Fundrise iPO). Because we anticipate that demand to invest in the Fundrise iPO will exceed the amount available, access will be limited to existing investors only. Here's your personal, private access link: (link) Allowing investors like you to become owners is core to our mission to democratize investing. If you're interested in joining us as we take our next major step forward, you can learn more here: (link) Best, Ben Draft Confidential 1 The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc. This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

We are taking Fundrise public through the internet allowing you to become an owner of the company. We believe allowing existing investors like you to become owners is a revolutionary step in achieving our mission to reinvent the financial industry. $-------- of interest from --- people Draft Confidential 2 The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc. This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

Get early access to invest in a fast-growing tech company 3 Normally, you would only get to invest in a high-tech growth company like Fundrise after much of the value had been captured. We want to give our users the opportunity to get in early and benefit from an investment typically reserved for venture capital funds and ultra-high net worth individuals. Draft Confidential The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc. This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

Are you interested in becoming an owner of Fundrise? The above graph represents the total cumulative dollar amount of real estate property that we (or our affiliates) have originated from third-party sources since January 2013 through December 23, 2016 Draft Confidential 4 $-------- of interest from --- people The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc. This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

How much would you consider investing in The Fundrise iPO? Draft Confidential 5 $ Your non-binding expression of interest will help us to determine demand. The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc. This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

Thanks for your interest. We will notify you when the Fundrise iPO becomes available for investment. Draft Confidential 6 The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc. This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.

There are fewer and fewer opportunities for average Americans to invest in new companies The stock market once offered a way for average investors to buy into the fastest-growing companies. The shrinking number of public companies means fewer and fewer opportunities for ordinary Americans to "get in early" and build wealth. Draft Confidential 7 Number of US Public Companies, 1996-2016 Source: World Federation of Exchanges Database via worldbank.org The information contained herein relates to the Regulation A offering of Rise Companies Corp., the parent company of Fundrise, LLC (the "Fundrise iPO"), the offering circular for which may be obtained at www.fundrise.com/oc. This solicitation of interest is not a solicitation of money or any other consideration and, if sent, will not be accepted. No offer to buy the securities of Rise Companies Corp. can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest involves no obligation or commitment of any kind. A copy of the publicly filed offering statement may be obtained at fundrise.com/oc.